As filed with the Securities and Exchange Commission on April 22, 1994

                           SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C. 20549

                                         FORM S-8
                 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  PPG INDUSTRIES, INC.
                  (Exact name of registrant as specified in its charter)

               Pennsylvania                   25-0730780
     (State or other jurisdiction of        (I.R.S. Employer
     incorporation or organization)        Identification No.)

           One PPG Place
     Pittsburgh, Pennsylvania                    15272
    (Address of Principal                      (Zip Code)
     Executive Offices)

                                     PPG INDUSTRIES
                                  EMPLOYEE SAVINGS PLAN
                                 (Full title of the plan)

                     W. H. Hernandez, Vice President and Controller
                      One PPG Place, Pittsburgh, Pennsylvania  15272
                         (Name and address of agent for service)

                                      (412) 434-2110
              (Telephone number, including area code, of agent for service)
                                 ______________________

                             CALCULATION OF REGISTRATION FEE

                                      Proposed maximum   Proposed maxi-
Amount of
Title of securities    Amount to be   offering price     mum aggregate
registration
  to be registered      registered       per share       offering price
fee

PPG Industries, Inc.
Common Stock, par        2,000,000    $71.5625  (a)     $143,125,000  (a)
$49,353.45
value $1.66 2/3 per
share

(In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.)

(a)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of shares of the Common Stock of PPG Industries, Inc. reported in the consolidated reporting system on April 20, 1994.

The contents of Registration Statement No. 33-50294 on Form S-8 of PPG Industries, Inc. are incorporated in this Registration Statement by reference. In accordance with Rule 429 of the General Rules and Regulations under the Securities Act of 1933, the Prospectus used in connection with the Securities covered by this Registration Statement on Form S-8 shall also be used in connection with the securities covered by Registration Statement No. 33-50294 on Form S-8 of PPG Industries, Inc.

This is page one of 16 pages.  The Exhibit Index is on page 3.

                                       SIGNATURES

            The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, and Commonwealth of Pennsylvania, on the 21st day of April, 1994.

                                          PPG INDUSTRIES, INC.

                                          By /s/ W. H. Hernandez
                                                 W. H. Hernandez
                                          Vice President and Controller and
                                          Acting Principal Financial
Officer

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

      Signature               Capacity                            Date


/s/ Jerry E. Dempsey       Director and Chairman of      )
    J. E. Dempsey       the Board of Directors        )
                        and President (Chief          )
                        Executive Officer)            )
                                                      )
                                                      )
                                                      )
                                                      )
/s/ W. H. Hernandez     Vice President and Controller )
    W. H. Hernandez     (Acting Principal Financial   )  April 21, 1994
                        and Accounting Officer)       )
                                                      )
LUCIE J. FJELDSTAD,                                   )
STANLEY C. GAULT,                                     )
ALLEN J. KROWE,                                       )
STEVEN C. MASON, HAROLD A.                            )
MCINNES, ROBERT MEHRABIAN,                            )
VINCENT A SARNI, DAVID G. VICE,                       )
DAVID R. WHITWAM,                                     )
Directors                                             )
                        By /s/Jerry E. Dempsey           )
                              Attorney-in-fact           )
                              J. E. Dempsey        )

            The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustee (or other person who administers the employee benefit plan) has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, and Commonwealth of Pennsylvania, on the 21st day of April, 1994.

                                          PPG INDUSTRIES
                                          EMPLOYEE SAVINGS PLAN

                                          By /s/ Kerry A. Rowles
                                                 Kerry A. Rowles,
                                              Administrator of the Plan

- - 2 -
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                                   EXHIBIT INDEX

       Exhibit                                                 Sequential
         No.                                                    Page No.

        5       Opinion and consent of Guy A. Zoghby,               4
                Vice President and General Counsel of
                the Registrant.

       23.1     Consent of Independent Auditors.                    6

       23.2     Consent of Counsel--contained in                    4
                opinion filed as Exhibit No. 5

       24       Powers of Attorney.                                 7